UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2007

FIRST STATE BANCORPORATION

(Exact name of registrant as specified in its charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson, N.E.,

Albuquerque, New Mexico 87109

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 12, 2007, Mr. H. Patrick Dee, Executive Vice President and Chief Operating Officer, and a Director of the Registrant, entered into a “trading Plan” pursuant to the requirements of Rule 10b5-1 (c) promulgated by the Securities and Exchange Commission under Section 10 (b) of the Securities Exchange Act of 1934, as amended (the “Plan”). The Plan covers the proposed exercise by Mr. Dee of up to 30,000 shares of the Registrant’s common stock during the period commencing March 19, 2007 and ending on June 22, 2007. 15,000 of the 30,000 shares will be exercised during the time period from March 18, 2007 through April 6, 2007 and the remaining 15,000 shares will be exercised from June 4, 2007 through June 22, 2007. The options will not be exercised at any time if the market price of the underlying common stock is below $22.50 per share on the exercise date. The purpose of the Plan is to enable Mr. Dee to exercise currently outstanding options, which expire on July 25, 2007, and to subsequently sell the underlying common stock in an orderly fashion to pay for, among other uses of the proceeds, the exercise price of the options and related federal income withholding taxes.

A copy of the trading letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Trading letter of H. Patrick Dee, Executive Vice President and Chief Operating Officer, and a Director of the Registrant, pursuant to Rule 10b5-1 (c) under Section 10 (b) of the Securities Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: February 15, 2007	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Trading letter of H. Patrick Dee, Executive Vice President and Chief Operating Officer, and a Director of the Registrant, pursuant to Rule 10b5-1 (c) under Section 10 (b) of the Securities Act of 1934, as amended.